Exhibit 99.1

Asure Software Announces Record First Quarter 2019 Results

AUSTIN, TX - May 9, 2019 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workspace management software, reported results for the first quarter ended March 31, 2019.

First Quarter 2019 Key Financial Highlights

•	Total revenue of $26.8 million, up 39% year-over-year

•	Recurring revenue of $23.6 million, up 35% year-over-year

•	Professional services, hardware and other revenue of $3.2 million, up 76% year-over-year

•	Bookings up 44% year-over-year

•	Short-term backlog (within a 12-month period) was $31.2 million

•	Total backlog (short and long-term) currently exceeds $50.0 million

First Quarter 2019 Financial Summary

	For the three months ended
In thousands, except per share data	March 31, 2019	March 31, 2018	Change (%)
Revenue	$26,760	$19,304	39%

GAAP Gross Profit	$18,062	$13,747	31%
GAAP Gross Margin	67.5%	71.2%	(5)%

Non-GAAP Gross Profit*	$18,703	$14,048	33%
Non-GAAP Gross Margin*	69.9%	72.8%	(4)%

GAAP Net Loss	$(2,894)	$(1,925)	50%
Non-GAAP Net Income*	$3,342	$1,656	102%

GAAP Net Loss per Share	$(0.19)	$(0.15)	27%
Non-GAAP Net Earnings per Share**	$0.22	$0.13	69%

Non-GAAP EBITDA*	$6,862	$3,786	81%
Non-GAAP EBITDA Margin*	25.6%	19.6%	31%
_______________________
* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes.

Management Commentary

“We kicked off 2019 with solid momentum and are keenly focused on accelerating the velocity of our cross-selling opportunities and scaling our business," said Pat Goepel, CEO of Asure Software.

“Our focus this year continues to be the harmonization of recent acquisitions, margin improvement, realization of better cash generation and investment in product innovation and continued execution on our cross-selling initiatives,” concluded Goepel.

“We are pleased that our recurring revenue continues to grow and that we generated positive cash flow from operations during the quarter,” said Kelyn Brannon, CFO of Asure Software. "Our AWS cloud migration and NetSuite ERP implementation are still on schedule. These initiatives, combined with other modernization and optimization programs, are providing a powerful foundation that Asure is already reaping benefits in multiple areas."

Asure delivered the following results for its first quarter ended March 31, 2019:

Revenue: Total revenue for the first quarter of 2019 was $26.8 million, an increase of 39% from $19.3 million in the first quarter of 2018. Revenue mix for the first quarter of 2019 was comprised primarily of recurring revenue, which represented 88% of total revenue while professional services, hardware and other representing the remaining 12%. HCM revenue represented 76% of total and Workspace was 24%, in line with first quarter of 2018.

Gross Profit: GAAP gross profit for the first quarter of 2019 was $18.1 million (67.5% margin), a 31% increase from $13.7 million (71.2% margin) in the first quarter of 2018. Non-GAAP gross profit* was $18.7 million (69.9% margin), up 33% from $14.0 million (72.8% margin) in the year-ago quarter due to the increasing mix of HCM in our business.

Earnings (Loss) per Share: GAAP loss per share was $(0.19), compared with a net loss per share of $(0.15) in the first quarter of 2018. Non-GAAP earnings per share* was $0.22, as compared with $0.13 in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $6.9 million (25.6% margin), an increase of 81% from $3.8 million (19.6% margin) in the first quarter of 2018.

Recent Business Highlights

New Wins: During the first quarter, Asure secured HCM wins across a range of companies including City of Paterson, New Jersey, Clergy Financial Resources, LLC and Kids Care Home Health of Idaho. First quarter Workspace wins included IHB Systems Inc., Telia (Lithuania), Whitlock, and Thompson Coburn.

Launches Environmental Workplace Occupancy Sensors: New smart IoT devices deliver real-time insights on environmental conditions around the office building, including temperature, light, noise, air pressure and air quality. By bringing utilization analytics and important environmental data into one unified system, organizations can not only confidently implement smarter office designs that reflect a more effective use of space based on how their people actually work, but can also make educated and cost-effective decisions about their workspace that will improve employee’s physical health, well-being and productivity.

Asure Wins 2019 Silver Edison Award: Asure won the award in the Energy and Sustainability category for Smart Climate Control for its SmartView workplace occupancy sensor system that accurately captures environmental conditions around the office building, including temperature, light, noise, air pressure and air quality.
Fiscal 2019 Financial Guidance
Pat Goepel, CEO of Asure Software commented, "Our business was on-track in Q1 and we feel that we're on a good trajectory for the year so that we can execute on a consistent basis. As a result, we are reiterating our guidance for 2019."

2019 Guidance	Range
Revenue	$104.0	million	to	$107.0	million
Non-GAAP EBITDA	$23.0	million	to	$25.0	million

Additional 2019 Guidance	Range
Interest expense	$11.0	million	to	$12.0	million
Depreciation	$2.5	million	to	$3.5	million
Amortization	$11.5	million	to	$12.5	million
Stock compensation expense	$2.0	million	to	$3.0	million
Acquisition costs and other one-time expenses	$3.5	million	to	$4.5	million
Basic average shares outstanding	15.4	million	to	15.9	million
Non-GAAP diluted shares outstanding	15.7	million	to	16.0	million
Non-GAAP Effective Tax Rate	0%

Asure also expects to generate positive cash flow from operations for the full fiscal 2019 year.

Conference Call Details
Asure management will host a conference call today Thursday, May 9, 2019 at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.
U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 9494247

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

*Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, and non-GAAP EBITDA (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the first quarter 2019 financial statements and for its non-GAAP estimates for the full fiscal 2019:

Stock-Based Compensation Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enables clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$16,591	$15,444
Accounts receivable, net of allowance for doubtful accounts of $1,150 and $1,467 at March 31, 2019 and December 31, 2018, respectively	14,377	16,028
Inventory	4,121	3,117
Prepaid expenses and other current assets	3,638	3,120
Total current assets before funds held for clients	38,727	37,709
Funds held for clients	123,810	122,206
Total current assets	162,537	159,915
Property and equipment, net	10,078	8,948
Goodwill	116,277	111,387
Intangible assets, net	78,812	76,760
Other assets	12,397	4,090
Total assets	$380,101	$361,100
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$5,714	$4,733
Revolving line of credit	283	—
Accounts payable	5,694	3,662
Accrued compensation and benefits	3,343	2,824
Other accrued liabilities	3,981	2,234
Deferred revenue	11,357	11,849
Total current liabilities before client fund obligations	30,372	25,302
Client fund obligations	124,672	123,170
Total current liabilities	155,044	148,472
Long-term liabilities:
Deferred revenue	782	876
Deferred tax liability	1,782	1,566
Notes payable, net of current portion and debt issuance cost	114,331	107,229
Other liabilities	7,105	439
Total long-term liabilities	124,000	110,110
Total liabilities	279,044	258,582
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 22,000 and 22,000 shares authorized; 15,789 and 15,666 shares issued, 15,405 and 15,282 shares outstanding at March 31, 2019 and December 31, 2018, respectively	158	157
Treasury stock at cost, 384 shares at March 31, 2019 and December 31, 2018	(5,017)	(5,017)
Additional paid-in capital	393,092	391,927
Accumulated deficit	(286,537)	(283,643)
Accumulated other comprehensive loss	(639)	(906)
Total stockholders’ equity	101,057	102,518
Total liabilities and stockholders’ equity	$380,101	$361,100

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Revenue:
Recurring	$23,561	$17,485
Professional services, hardware and other	3,199	1,819
Total revenue	26,760	19,304
Cost of Sales	8,698	5,557
Gross profit	18,062	13,747
Operating expenses:
Selling, general and administrative	12,766	10,709
Research and development	2,351	1,423
Amortization of intangible assets	2,781	1,597
Total operating expenses	17,898	13,729
Income from operations	164	18
Other income (expense)
Interest expense and other	(2,754)	(1,760)
Total other expense, net	(2,754)	(1,760)
Loss before income taxes	(2,590)	(1,742)
Income tax expense	304	183
Net loss	(2,894)	$(1,925)
Other comprehensive income:
Unrealized loss on marketable securities	(52)	—
Foreign currency translation gain	319	3
Comprehensive loss	$(2,627)	$(1,922)
Basic and diluted net loss per share
Basic	$(0.19)	$(0.15)
Diluted	$(0.19)	$(0.15)
Weighted average basic and diluted shares
Basic	15,405,000	12,583,000
Diluted	15,405,000	12,583,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,894)	$(1,925)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	3,993	2,018
Amortization of debt financing costs and discount	419	246
Provision for doubtful accounts	(318)	76
Provision for (recovery of) deferred income taxes	216	214
Share-based compensation	611	194
Loss on disposals of fixed assets	6	—
Changes in operating assets and liabilities:
Accounts receivable	1,676	(535)
Inventory	(925)	(229)
Prepaid expenses and other assets	(580)	(2,182)
Accounts payable	2,052	666
Accrued expenses and other long-term obligations	614	1,826
Deferred revenue	(623)	(1,265)
Net cash provided by (used in) operating activities	4,247	(896)
Cash flows from investing activities:
Acquisitions net of cash acquired	(7,495)	(37,253)
Purchases of property and equipment	(926)	(566)
Software capitalization costs	(1,027)	(828)
Net change in funds held for clients	12,761	576
Net cash provided by (used in) investing activities	3,313	(38,071)
Cash flows from financing activities:
Proceeds from notes payable	8,000	36,750
Payments on notes payable	(687)	—
Proceeds from revolving line of credit	283	2,379
Debt financing fees	(1,102)	(1,577)
Payments on capital leases	(34)	—
Net change in client fund obligations	(12,862)	(576)
Net cash provided by (used in) financing activities	(6,402)	36,976
Effect of foreign exchange rates	(11)	7
Net increase (decrease) in cash and cash equivalents	1,147	(1,984)
Cash and cash equivalents at beginning of period	15,444	27,792
Cash and cash equivalents at end of period	$16,591	$25,808
Supplemental information:
Cash paid for:
Interest	$2,304	$1,529
Income taxes	—	—
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	$2,000	$3,942
Equity issued in connection with acquisitions	555	1,125

Reconciliation of GAAP to Non-GAAP
(In thousands except per share data)

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18*	4Q18*	1Q19
Revenue
Recurring	$8,769	$9,991	$12,255	$12,704	$17,485	$17,749	$19,561	$19,397	$23,561
Professional Services, Hardware and Other	1,958	2,889	3,272	2,604	1,819	4,018	3,897	5,026	3,199
Total Revenues	$10,727	$12,880	$15,527	$15,308	$19,304	$21,767	$23,458	$24,423	$26,760

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,054	$12,131	$11,349	$13,747	$14,547	$14,987	$14,841	$18,062
Stock compensation	2	4	4	—	4	4	12	12	15
Amortization	106	106	106	134	297	486	437	437	437
One Time Inventory Adjustment	—	—	—	—	—	—	498	18	—
One Time Travel Expense Adjustment	—	—	—	—	—	—	—	54	—
One Time Product Royalties	—	—	—	—	—	—	—	81	189
Non-GAAP gross profit	$8,397	$10,164	$12,241	$11,483	$14,048	$15,037	$15,934	$15,443	$18,703
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.0%	72.8%	69.1%	67.9%	63.2%	69.9%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)
Stock compensation	54	171	139	230	194	329	363	800	611
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,218
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—
Depreciation	227	224	342	337	370	361	794	1,091	766
Interest Expense & Other , Net	547	1,088	1,643	1,347	1,760	2,722	2,350	2,738	2,754
Non-GAAP EBITDA	$1,714	$2,168	$3,960	$3,291	$3,786	$4,879	$5,365	$5,865	$6,862
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%	22.9%	24.0%	25.6%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)
One-time depreciation adjustment	—	—	—	—	—	—	—	188	—
Stock compensation	54	171	139	230	194	329	363	800	611
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,218
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,342

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,342
Pro forma diluted weighted-average shares	8,839	10,212	12,599	12,659	12,846	13,259	15,489	15,337	15,436
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14	$0.14	$0.15	$0.22

* Adjusting for a revenue reclassification, 4Q18 recurring revenue would have been $20,127 and professional services, hardware and other would have been $4,296. In 3Q18 recurring revenue would have been $19,194 and professional services, hardware and other would have been $4,261.

Investor Relations Contact:
Carolyn Bass
Market Street Partners
415-445-3232
cbass@marketstreetpartners.com